UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported): December 13, 2025 (December 16, 2025)

National Vision Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38257	46-4841717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2435 Commerce Avenue

Bldg. 2200

Duluth, Georgia 30096-4980

(Address of principal executive offices, including zip code)

(770) 822-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	EYE	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 13, 2025, National Vision, Inc. (the “Subsidiary”), a Georgia corporation and a subsidiary of National Vision Holdings, Inc. (the “Company”), and Essilor of America, Inc., (“Essilor”), a Delaware corporation, entered into Amendment No. 3 (the “Amendment”) to the Letter Agreement dated November 12, 2018, by and between the Subsidiary and Essilor, as subsequently amended (the “Letter Agreement”).

The Amendment amends the Letter Agreement to, among other things, extend the initial term by two years from May 31, 2026, to May 31, 2028, and update pricing terms.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No. Description

10.1*	Third Amendment to the Direct Lens Letter Agreement, dated December 13, 2025, by and between Essilor of America, Inc. and National Vision, Inc.

104	Cover page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

* Certain identified information has been excluded from the exhibit pursuant to Item 601(b)(10)(iv) of Regulation S-K.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

National Vision Holdings, Inc.

Date: December 16, 2025	By:	/s/ Jared Brandman
	Name:	Jared Brandman
	Title:	Chief Legal & Strategy Officer, Corporate Secretary